Exhibit 99.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER UNDER THE SECURITIES ACT OF 1933.
SECURED PROMISSORY NOTE

$22,000,000	Charlottesville, Virginia
August 4, 2008
          FOR VALUE RECEIVED, the undersigned, PGXHEALTH, LLC, a Delaware limited liability company (together with its successors, the “Company”), hereby unconditionally promises to pay to the order of ADENOSINE THERAPEUTICS, L.L.C., a Virginia limited liability company (together with its successors and permitted assigns, the “Holder”), without setoff or deduction except as specifically set forth herein, the aggregate principal amount of Twenty-Two Million and 00/100 Dollars ($22,000,000), together with interest thereon as provided herein. Capitalized terms used in this Note but not otherwise defined herein have the meanings given such terms in Article 5 hereof.
ARTICLE 1
PAYMENT
          1.1 Interest. The outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a fixed rate equal to six percent (6%) per annum, from the date hereof until paid. Accrued interest shall be payable in arrears commencing on October 1, 2008 and continuing on the first day of each January, April, July and October thereafter until July 1, 2013 (the “Maturity Date”), at which time all accrued and unpaid interest on this Note shall be immediately due and payable.
          1.2 Principal. The Company shall repay the principal amount of this Note in twenty (20) equal payments of principal, each in the amount of $1,100,000, commencing on October 1, 2008 and continuing on the first day of each January, April, July and October thereafter until the Maturity Date, at which time the entire then outstanding principal balance of this Note shall be immediately due and payable.
          1.3 Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal shall accrue during such extension and shall be payable on such succeeding Business Day.

ARTICLE 2
PREPAYMENTS; SET-OFF; COLLATERAL SECURITY
          2.1 Prepayment. The Company shall have the right to prepay the principal amount of this Note in whole or in part, at any time and from time to time, without payment of any premium or penalty whatsoever, together with interest thereon accrued to the date of prepayment, and any such prepayment shall be applied to reduce the Company’s principal payment obligations under Section 1.2; provided that any such prepayment shall be in an amount of not less than $500,000.
          2.2 Set-off. The Company shall be entitled to set-off any amounts due and payable hereunder against any claims against the Holder for indemnification pursuant to Section 8.1 of the Purchase Agreement, subject to the limitations set forth in Section 8.2 of the Purchase Agreement, and any post-closing reduction in the “Purchase Price” (as defined in the Purchase Agreement) pursuant to Section 3.5 of the Purchase Agreement. All such claims for indemnification shall first be satisfied through set off, in whole or in part, against the principal balance outstanding under this Note (with any such offset to be made against the principal amounts outstanding hereunder in inverse order of their respective due dates). The Holder, by accepting this Note, hereby acknowledges and agrees to the foregoing provisions, and any subsequent transferee or successor of the Holder shall be bound by such provisions.
          2.3 Collateral Security. Payment of this Note is secured pursuant to the terms of that certain Security Agreement, dated of even date herewith, between the Company and the Holder (the “Security Agreement”).
ARTICLE 3
DEFAULTS
          3.1 Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:
          (a) the Company shall fail to pay within five (5) Business Days of the due date thereof any principal of this Note, any interest payable hereunder, or any other amounts payable hereunder, or shall fail to perform any of its other covenants or agreements hereunder, which failure continues uncured more than thirty (30) days after written notice thereof to the Company;
          (b) the occurrence of an event of default under the Security Agreement or of an event of default under that certain secured promissory note, dated of even date herewith, made by the Company payable to the order of the Holder in the stated principal amount of $3,200,000;
          (c) Clinical Data, Inc., a Delaware corporation (together with its successors, “CLDA”), shall at any time fail to satisfy the “current public information” conditions of Rule 144(c)(1) under the Securities Act;
          (d) any default under that certain Guaranty Agreement, of even date herewith, from CLDA to the Holder;

          (e) any merger or series of mergers of CLDA pursuant to which the surviving entity is not controlled by those who were stockholders of CLDA immediately prior to such merger or series or mergers, or any sale or transfer of all or substantially all of the stock in, or the assets of, CLDA or its subsidiaries;
          (f) any merger or series of mergers of the Company pursuant to which the surviving entity is not controlled by those who owned the equity interests in the Company immediately prior to such merger or series or mergers, or any sale or transfer of all or substantially all of the equity interests in, or the assets of, the Company;
          (g) any merger or series of mergers of Cogenics, Inc., a Delaware corporation (“Cogenics”), pursuant to which the surviving entity is not controlled by those who were stockholders of Cogenics immediately prior to such merger or series or mergers, or any sale or transfer of all or substantially all of the stock in, or the assets of, the Cogenics;
          (h) any of the Company, Cogenics or CLDA shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or
          (i) an involuntary case or other proceeding shall be commenced against any of the Company, Cogenics or CLDA seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against any of the Company, Cogenics or CLDA under the Federal bankruptcy laws as now or hereafter in effect;
then, and in every such event, the Holder may declare, by notice to the Company, or in the case of Sections 3.1(h) and 3.1(i), automatically and without need for further action by the Holder, the principal balance of this Note, together with all accrued and unpaid interest hereunder, to be, and such principal (and all accrued and unpaid interest thereon) shall thereupon become, immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Company. For purposes of clarification, the Company’s exercise of its rights of set-off as permitted in Section 2.2 hereof shall not be deemed an Event of Default. Notwithstanding the foregoing provisions of this Section 3.1, any merger of any of the Company, Cogenics or CLDA with or into any of the other two entities shall not constitute an Event of Default, provided that (y) the Company provides the Holder with prior written notice of such merger and (z) no later than ten (10) days after the effective date of such merger, the surviving entity in such merger provides the Holder with such information as the Holder shall require to prepare and file appropriate financing statements to continue the perfection and priority of the Holder’s security interests under the Security Agreement. From and after the occurrence of an Event of Default and until all Events of Default have been cured, interest hereunder shall accrue at a fixed rate equal to nine percent (9%) per annum, notwithstanding any contrary provisions hereof. The Holder shall also have all other rights in respect of this Note following the occurrence and during the continuance of an Event of Default that are available pursuant to the Security Agreement, and at law or in equity.
ARTICLE 4
DEFINITIONS
     For purposes of this Note, the following terms have the meanings set forth below.
     “Business Day” means any day except a Saturday, Sunday or other days on which commercial banks in Boston, Massachusetts are required or authorized by law to close.
     “Note” means this Secured Promissory Note due July 1, 2013.
     “Purchase Agreement” means the Asset Purchase Agreement dated as of August 4, 2008 among the Company, the Holder, and the other parties thereto, as the same has been or may be amended from time to time.
ARTICLE 5
MISCELLANEOUS
          5.1 Obligation to Hold Note. The Holder hereby confirms, that it is acquiring the Note for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party, with respect to the Note. The Holder agrees that it shall not make or authorize any distribution of this Note, in whole or in part, to any of its members, for a period of not less than six (6) months from the date of issuance of this Note.
          5.2 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by certified, registered or express mail, postage prepaid, or sent by nationally recognized overnight delivery service, and shall be deemed given (i) when so delivered personally, (ii) when receipt of the facsimile is confirmed if such facsimile is sent on a business day (or on the next business day if the date of receipt is not a business day), (iii) five (5) days after the date when deposited with the United States mail properly addressed, or (iv) when receipt of a notice sent by an overnight delivery service is confirmed by such overnight delivery service, as the case may be (unless the sending party has actual knowledge that a notice was not received by the intended recipient) as follows:

(a)	If to the Company, to: PGxHealth, LLC c/o Clinical Data, Inc. One Gateway Center, Suite 702 Newton, MA 02548 Attention: Caesar J. Belbel, EVP and Chief Legal Officer Facsimile No.: (617) 965-0445
          with a copy to:
Cooley Godward Kronish LLP The Prudential Tower 800 Boylston Street, 46th Floor Boston, MA 02199 Fax No.: (617) 937-2400 Attention: Marc Recht
(b)	If to the Holder, to: Adenosine Therapeutics, L.L.C. 310 Fourth Street, NE; Suite 201 Charlottesville, VA 22902 Attention: Robert S. Capon, CEO Facsimile No.: (434) 971-6912
          with a copy to:
Williams Mullen 321 East Main Street, Suite 400 Charlottesville, VA 22902 Attention: David L. Dallas, Jr., Esq. Facsimile No.: (434) 817-0977
Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.
          5.3 No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in related or similar circumstances requiring such notice.

          5.4 Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Company and the Holder.
          5.5 Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and its respective successors and assigns.
          5.6 Replacement Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company from the Holder and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.
          5.7 Company’s Obligations. The Holder agrees and acknowledges that this Note and the Company’s obligations hereunder and for all amounts payable hereunder are solely obligations and liabilities of the Company. None of the Company’s directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note or any amounts payable hereunder, and Holder hereby releases them from any such obligation or liability.
          5.8 Expenses. In the event of any default hereunder, the Company shall pay all reasonable out-of-pocket costs and expenses of the Holder in connection with the preservation of rights under, and enforcement of, this Note, including, without limitation, attorneys’ fees and costs.
          5.9 LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF VIRGINIA, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, SHALL BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURT AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 5.9 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS NOTE IN ANY OTHER JURISDICTION.
          5.10 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM,

COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE.
[Signature Page Follows]

     In Witness Whereof, the undersigned has duly caused this Note to be executed as of the date first set forth above.

PGXHEALTH, LLC By: Cogenics, Inc., its sole member
By:	/s/ Caesar J. Belbel
	Name:	Caesar J. Belbel
	Title:	Secretary